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                                                                    EXHIBIT 99.2

ASYT - Asyst Technologies Conference Call

Event Date/Time: Apr. 01. 2003 / 5:00PM ET
Event Duration: 34 min

CORPORATE PARTICIPANTS
 STEPHEN S. SCHWARTZ
 Asyst Technologies - Chairman of the Board, President and Chief Executive
   Officer

 GEOFFREY G. RIBAR
 Asyst Technologies - Senior Vice President and Chief Financial Officer

JOHN SWENSON
 Asyst Technologies - Vice President of IR and Corporate Communications

PRESENTATION

OPERATOR

Good afternoon ladies and gentlemen, and welcome to the Asyst Technologies conference call. At this time, all participants are in a listen-only mode. Following today's presentation instructions will be given for the question and answer session. If anyone needs assistance at any time during the conference, please press the star followed by the zero. As a reminder, this conference is being recorded Tuesday April 1, 2003. I would now like to turn the conference over to Mr. John Swenson, Vice President of Investor Relations and Corporate Communications. Please go ahead sir.

JOHN SWENSON - ASYST TECHNOLOGIES - VICE PRESIDENT OF IR AND CORPORATE COMMUNICATIONS

Thank you operator and good afternoon everyone. Welcome to this preliminary fiscal 2003 fourth quarter conference call for Asyst Technologies. The news release related to these preliminary results was issued today after the close of market and is posted on our website. With us today are Steve Schwartz, Chairman and CEO, and Geoff Ribar, Chief Financial Officer.

Geoff will briefly detail the preliminary financial results and then Steve will provide some color on the quarter and our outlook. Then we will take your questions. Before we begin, I need to remind you that during today's call, we will make forward-looking statements. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These risk factors are described in our most recently filed reports with the SEC on Forms 10-K and 10-Q. And now I will turn the call over to Geoff Ribar. Geoff?

GEOFFREY G. RIBAR - ASYST TECHNOLOGIES - SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Thank you, John. As discussed in our press release, we expect consolidated net sales for the quarter ended March 31, 2003 will be approximately $57 million. This is 19% below the updated guidance of $70 million to $72 million we released on February 11, following the sale of our wafer and reticle carrier product lines to Entegris. Our OEM business performed to plan. The sales shortfall was attributable to push outs and timing issues on a small number of direct-to-fab

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projects that were expected to have significant impact on the quarter. In particular, in the base business, we expected to turn portions of two 200mm fab upgrade projects, one in the United States and one in Japan. We continue to anticipate receiving both pieces of business, but timing is in doubt due to economic and geopolitical issues that are well documented. In Asyst-Shinko we also saw implementation of portions of several projects push out to later in the year, which hurt revenue. Consolidated gross margin will come in at or just below the prior guidance at the low end of the original range of 24% to 26%. We anticipate that gross margin of Asyst-Shinko despite the lower sales level will meet or exceed our guidance of 20%. Consolidated operating expenses are expected to be within the range of our guidance of $29 million to $30 million. We expect Asyst-Shinko to be profitable and cash flow positive for the quarter. In the base business, we believe the cash burn will be in the $15 million range, including our semi-annual coupon payment on the convertible debt and certain one-time items, but excluding the more than $30 million in net proceeds from the Entegris transaction. Finally, I'm pleased to report that we completed the sale of our AMP and Semifab manufacturing subsidiaries. Given the current market for these types of companies and a history of operating losses at both entities, the benefits to us are not cash proceeds, but rather the elimination of these cash losses, shedding of net liabilities and the removal of the distraction. Now I will turn the call over to Steve.

STEPHEN S. SCHWARTZ - ASYST TECHNOLOGIES - CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Thank you, Geoff and good afternoon everyone. We are clearly disappointed with our results for the quarter. I will give you some color on what happened and then spend some time on our outlook and what we're doing to address the needs of the business. We told you on our January conference call that we've been working on several potential 200mm upgrade projects each of which represents a uniquely significant opportunity for Asyst. Over the past two years or so, we've been taking the pulse on these projects but detecting no heartbeat. Based on strong signs of life from these customers earlier this quarter, we felt that two of these were now close enough to put into the forecast. As Geoff said, we'd expected to book and ship a portion of each during the quarter. As it turned out, for the opportunity here in the US, the customer pushed out a funding decision to later in the year. If this particular project moves forward, we've been told that we've won the business. But in the current environment, we believe that all customer budgets and road maps are subject to change. The Japanese upgrade opportunity is as strong as ever and we are confident of winning the business. In total, we see some 34 potential 200mm upgrade opportunities globally and intend to continue to work this unique market opportunity aggressively. At Asyst-Shinko, we saw the impact of soft business conditions and the choppiness inherent in a concentrated customer base. Several projects including 300mm, 200mm and flat panel were slowed down by customers, which hurt revenue. The entire industry is still waiting on several new 300mm AMHS decisions, which means that our only significant fourth quarter booking at Asyst-Shinko related to expansion of an existing 300mm customer fab.

Now to our outlook: We anticipate that final net bookings will be approximately $36 million, which, adjusted for the sale of our wafer and reticle carrier business, is down about 12% sequentially from an adjusted $41 million.

Consistent with what the industry is hearing and saying, most of the new orders are scheduled to ship in the second half of the year. Including the new orders we expect to turn, we arrive at a preliminary sales forecast of about $45 million for the June quarter. We will update that forecast on April 29 when we announce the full results.

You will recall that during our January conference call, I said that beyond the March quarter, we have soft signs of modest improvement, but it continues to be difficult to predict the timing and probability of strategic spending by customers and even more difficult to predict when end-market demand will prompt capacity expansion. Soft signs are still there and they continue to be centered around our market positions in Japan and China. The difficulty of predicting the timing and magnitude of strategic spending and the return of end-market demand also persists. We know that an upturn is coming and that we have strong franchises in Asyst and Asyst-Shinko. In addition to China and Japan, we have dominant positions in Taiwan and Southeast Asia, which

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sets us up well for when times improve, and we know that our position with OEMs around the world improves everyday. We are ready to grow when the market starts spending, and we believe that the growth will again be dramatic as we bounce off this low base. However, given the uncertainty of these times and the resulting shape of the recovery, we must find ways to be even more efficient. We have a powerful leveraged manufacturing model that fits with this new business environment, and we intend to reduce costs elsewhere in the business, with the goal of setting a new breakeven target that is significantly lower than where we are today. That concludes our formal comments and I will ask the operator to come back on and handle questions.

QUESTION AND ANSWER

OPERATOR

Thank you, sir. Ladies and gentlemen at this time, we will begin the question and answer session. If you have a question please press the star followed by the one on your pushbutton phone. If you would like to decline from the polling process, press the star followed by the one on your push-button phone. If you would like to decline from the polling process, please press the star followed by the two, you will hear a three-tone prompt acknowledging your selection. Your questions will be polled in the order they are received. If you are using speaker equipment, you will need to lift the handset before pressing the numbers. One moment please for our first question. Our first question comes from Mr. Patrick Ho with Moors & Cabot. Please go ahead with your question.

PATRICK HO  - MOORS & CABOT - ANALYST

Thanks a lot. Just - can you provide a little clarification again because I am trying to read the press release and I listened to the call. Are these push outs attributed to, I guess, the weakness in DRAM spending in your press release that you mentioned in Korea or are they just a part of the overall issue for this quarter?

STEPHEN S. SCHWARTZ

Patrick, the issues for us are really related to the business for the quarter, the DRAM spending in Korea really wasn't part of our plan for the quarter. We talked about that in a previous quarter call.

PATRICK HO  - MOORS & CABOT - ANALYST

Okay and, I guess, my follow up question with the ASI business, are you guys seeing the same continued weakness in spending by the foundries?

STEVEN S. SCHWARTZ  -

We see the same pieces of the business; they are just not - they are not pulled in and if anything they're pushed out a little bit. So, it's the same spending opportunities as foundries, but it's just -- it's still pushed out for the back half of the year, we think.

PATRICK HO  - MOORS & CABOT - ANALYST

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Okay, thanks a lot.

OPERATOR

Thank you. Our next question comes from Mr. Ben Pang with JP Morgan. Please go ahead with your question.

BEN PANG  - JP MORGAN - ANALYST

Hi, couple of questions. For the OEM business, they were up to whatever projections you guys had for the quarter, right?

GEOFFREY G. RIBAR  -

That's correct.

BEN PANG  - JP MORGAN - ANALYST

And the shortfall is due to both Asyst-Shinko push out on the 300mm project side as well as on the 200mm upgrade?

GEOFFREY G. RIBAR  -

Yes.

BEN PANG  - JP MORGAN - ANALYST

And what's really changed at those customers? I mean, it looks like, we are hearing that utilization rates are improving and I mean, I really haven't, I mean - what are they attributing to why they are slowing down this project?

STEVEN S. SCHWARTZ  -

Yeah, Ben, we anticipated that the projects were going to get started. Both projects for us went all the way up to capital approval and, we think the projects are still going to happen, they are just pushed right now for -- we are not sure for how long - but we know towards the second half is a more prudent way for us to forecast the business right now.

BEN PANG  - JP MORGAN - ANALYST

Do you believe that those utilization rates have to go to another level before, say they proceed or what would cause them to now come off the fence, so to speak?

STEVEN S. SCHWARTZ  -

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Ben, two things. One, I think, the utilization is going to have to continue to increase. The other thing is that we have got a pretty quick turns business that enables customers to delay it until a couple of months before they need it--One
- because they need to and one - because they can.

BEN PANG  - JP MORGAN - ANALYST

So, in the future, I guess, you are going to have a higher exposure to the turns?

STEVEN S. SCHWARTZ  -

In this part of the business, we will and in the upgrade business, we will continue to have pretty significant part of that business be turns.

BEN PANG  - JP MORGAN - ANALYST

Okay and the last question is - what's the breakdown now between OEM and the fab business in percentage?

GEOFFREY G. RIBAR  -

Ben, we haven't completed the close yet in its entirety. So, we prefer to actually answer that when we actually announce results.

BEN PANG  - JP MORGAN - ANALYST

Okay, thanks a lot.

OPERATOR

Thank you. Our next question comes from Jay Mellen with RBC Capital Markets. Please go ahead with your question.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Thanks. Steve, can you give us an idea what the breakdown is between the Shinko revenue and the Asyst revenue on a $57 million total?

GEOFFREY G. RIBAR  -

Yes. This is Geoff, Jay. It's probably 40% Asyst-Shinko and 60% traditional
Asyst.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Okay in the gross margin --

GEOFFREY G. RIBAR

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Not final numbers, just to be clear.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Okay and the gross margin then on the Asyst percentage of that?

GEOFFREY G. RIBAR  -

Asyst's margins are around the 24% to 26% range. The Shinko margin, as we said, slightly better than we projected as 20% range. Again - not final closed numbers.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Okay that 24 to 26 is in total for the whole company.

GEOFFREY G. RIBAR  -

Uh huh.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Okay, and on the $45 million that you are expecting in the June quarter, do you have any idea what the breakdown would be there between the Shinko and the Asyst?

JOHN SWENSON  - ASYST TECHNOLOGIES -

Jay, this is John. We wanted to get you a heads up mostly from a top line orientation today and let you know gross margins stayed pretty solid, op ex came in on plan, but for model building purposes, Jay, we need a chance to close the books.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Okay, but I mean if the base business goes down, clearly the Shinko percent is going to go down and you can go down to $45 million. What's the gross margin going to do on that next quarter?

JOHN SWENSON  -

The Shinko mix will likely be higher in the next quarter, Jay.

GEOFFREY G. RIBAR  -

As a percentage.

JOHN SWENSON

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Yeah.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Okay, so, the gross margin would have to come down then.

JOHN SWENSON  -

A little.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Do you have any idea how much?

JOHN SWENSON  -

Jay, you've got to give us a chance to close the thing. We can go into more off line if you like but it is still real preliminary right now.

JAY MELLEN  - RBC CAPITAL MARKETS - ANALYST

Okay, thank you.

OPERATOR

Thank you. Our next question comes from Stuart Muter with Adams, Harkness & Hill. Please go ahead with your question.

STUART MUTER  - ADAMS, HARKNESS & HILL - ANALYST

Good afternoon. Couple of questions I just wanted to clarify - in this quarter, Shinko generated cash, is that correct?

GEOFFREY G. RIBAR  -

Yes.

STUART MUTER  - ADAMS, HARKNESS & HILL - ANALYST

Okay, and roughly cash finishing the quarter, we are right around high $90s, is that correct? I just wanted to make sure my math is correct there.

GEOFFREY G. RIBAR

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[Inaudible], that's approximately correct. Again we haven't fully completed the close. This is our first day of close, actually.

STUART MUTER  - ADAMS, HARKNESS & HILL - ANALYST

Okay, thanks Geoff, and I guess another question in terms of AMP and Semifab - the correct, as you know, there will be no cash from those divestitures?

GEOFFREY G. RIBAR  -

Yeah. There will be no significant cash outlays, no significant cash benefits.

STUART MUTER  - ADAMS, HARKNESS & HILL - ANALYST

Okay, I lied -- one more question for Steve. I guess, at what point did you guys realize that these projects got pushed out, I mean, is it very recent or were your customers kind of going back and forth for a while? We are trying to get a sense of when these projects really got pushed out.

STEVEN S. SCHWARTZ  -

Stuart--probably we knew in March that the issues were at risk for sure. We kept working them and we gave the customers a lot of opportunities, lot of options, couldn't get them to close. And so we understand the severity of the decisions that they made. Again the projects went all the way up the capital approval. Didn't get closed.

STUART MUTER  - ADAMS, HARKNESS & HILL - ANALYST

I know, you are working on a new breakeven target, is that likely to be -- to begin with a four or begin with a five?

STEVEN S. SCHWARTZ - ASYST TECHNOLOGIES - CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Yes.

STUART MUTER  - ADAMS, HARKNESS & HILL - ANALYST

Fair enough. Thank you.

OPERATOR

Thank you. Our next question comes from Mr. Martin Tang with Needham and Company. Please go ahead with your question.

MARTIN TANG  - NEEDHAM & COMPANY - ANALYST

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Yes, hi, Geoff. I have just got a quick question about cash burn. If you exclude, is that cash an increase by $90 million - and then you said something about cash burn of 15 million to $20 million. If you...?

GEOFFREY G. RIBAR - ASYST TECHNOLOGIES - SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

We said we had a cash burn of approximately $15 million, but as you may remember, we closed the deal with Entegris where we sold our wafer and reticle business during the quarter with cash proceeds of over $30 million from that.

MARTIN TANG  - NEEDHAM & COMPANY - ANALYST

Right. So that 15 million to $20 million excludes the Entegris deal. Right?

GEOFFREY G. RIBAR  -

It excludes the Entegris deal.

MARTIN TANG  - NEEDHAM & COMPANY - ANALYST

Could you tell me what is your depreciation and capex like for the March quarter?

GEOFFREY G. RIBAR  -

Too early in the close to address that. Again, this is our first day of close.

MARTIN TANG  - NEEDHAM & COMPANY - ANALYST

Okay. And you were saying also - just want to be sure that the short-fall - that's related to the push out of the two fabs, right? Mainly--

GEOFFREY G. RIBAR  -

That and some push out of some of the Asyst-Shinko also in the projects.

MARTIN TANG  - NEEDHAM & COMPANY - ANALYST

And you think they will come back in the second half?

GEOFFREY G. RIBAR

We believe they will.

MARTIN TANG  - NEEDHAM & COMPANY - ANALYST

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You believe they will? Okay. What about market share? I mean, in the press release you mentioned something about market share that were unchanged in the US but in Korea, may be, a loss of market share?

STEVEN S. SCHWARTZ - ASYST TECHNOLOGIES - CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

We think we've only - we don't think we lost any market share. We think we are only gaining market share. The position where we are not strong is in Korea. We don't have strong market position inside Samsung, and so that's been an issue for us as a company. We are working on it. We knew - we knew already - that we weren't participants in the Samsung...we are not materially participants in the Samsung business

MARTIN TANG  - NEEDHAM & COMPANY - ANALYST

Could you - is there a technical reason for that? There are reasons, is it, you know, Samsung is not a traditional customer [Inaudible]

STEVEN S. SCHWARTZ - ASYST TECHNOLOGIES - CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

It just hasn't been a traditional customer, neither for us not for Asyst-Shinko.

MARTIN TANG - NEEDHAM & COMPANY - ANALYST

Okay. All right. Thank you very much.

OPERATOR

Thank you. Our next question comes from Mr. Bret Hodess with Merrill Lynch. Please go ahead with your question. Mr. Hodess you may go ahead with your question now.

BRET A. HODESS - MERRILL LYNCH - ANALYST

Hello, can you hear me?

JOHN SWENSON  -

Yes.

BRET A. HODESS  - MERRILL LYNCH - ANALYST

Thanks. I am sorry. Just a quick question. When you look at the -- when you talk about market share at this point, the reason that you don't think you lost any share or gained any share, is that because all the customers that you worked with in the past are still either using or still using you;

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and in terms of gaining share, is that because you gained actual new customers that you weren't engaged with?

STEVEN S. SCHWARTZ  -

Yeah, Bret, in these days when the business is pretty small it's tough to make absolute decisions about share gains and not. We were only gaining business that we didn't have before at OEMs. We know Shinko is gaining share in the AMHS business. At the fab-- the fab businesses are so low. That's the open part, so we are not sure. And it's a small numbers game right now, but we were not aware of any business that we are losing in. We are aware of the business that we are gaining.

BRET A. HODESS  - MERRILL LYNCH - ANALYST

And that's why I asked the question that way because the volume is so low. And just a quick follow on. On the OEM side, do you think that although it held up okay, do you think that the fact that the OEMs - the big guys - are continuing to say they are going to drive down their inventory levels? Is that having any impact, do you think, on your, like, robotics products or anything?

STEVEN S. SCHWARTZ  -

It is for us, for sure, as we are aware of the inventory situations at a couple of our major OEMs. We know that has an impact. They have been good partners in terms of taking products that we have shipped, but we also know that some of them are holding inventory.

BRET A. HODESS - MERRILL LYNCH - ANALYST

So, the impact there might not be quite as much as the end market stuff is, because these guys can be leaner and meaner.

STEVEN S. SCHWARTZ -

It's possible.

BRET A. HODESS  - MERRILL LYNCH - ANALYST

Possible. Okay. Thank you.

OPERATOR

Thank you. Our next question comes from Mr. Theodore O'Neil with AG Edwards. Please go ahead with your question.

THEODORE O'NEIL  - AG EDWARDS - ANALYST

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Yeah, thanks. Yeah, the - we are seeing also some increased utilization, obviously, at the foundries, although, from all indications at this point, it's seasonal and not anything more than that. And I was wondering if you know how comfortable you are with your customers that have pushed out saying that this business is going to come back in the second half if, in fact, the up-tick in business is seasonal and they know it's seasonal that they would come back in the second half and start these things up again.

STEVEN S. SCHWARTZ  -

Theodore, it's a good question and it's hard to tell. And it's also why we haven't necessarily pushed a ton of product through Asyst-Shinko. We think we can react to whatever might be the real ramp in the second half. So, we are not sure, but we think we are positioned to address the up-tick whenever it comes, whether it's in the second half or not.

THEODORE O'NEIL - AG EDWARDS - ANALYST

Okay. But we know basically you need to see some kind of up-tick other than seasonal in order to really get the business ramp. That's what I am hearing.

STEVEN S. SCHWARTZ -

Yeah, we will know pretty concretely from the customers when it's time to go in and finish the AMHS installs, for example.

THEODORE O'NEIL - AG EDWARDS - ANALYST

Okay, thanks very much.

OPERATOR

Thank you. Our next question comes from Mr. Tim Arcuri with Deutsche Banc. Please go ahead with your question.

TIM ARCURI  - DEUTSCHE BANC - ANALYST

Hi guys. I wanted to ask about the Asyst-Shinko push-outs. Can you characterize them as either 8-inch or 12-inch related, I mean primarily 12-inch I would imagine, but--

STEVEN S. SCHWARTZ -

Tim, actually we had both. We had 200mm and 300mm.

TIM ARCURI - DEUTSCHE BANC - ANALYST

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Okay. I guess could you take the customers that pushed out, could you some how characterize those, would you say that they were big customers, were they big projects, big kind of high profile projects - or were they kind of smaller projects?

STEVEN S. SCHWARTZ -

Tim, these days they are all high profile for us. But you can imagine the big 300mm projects you know and China are the 200mm projects. So, again there, it's where the fab activity is going on and both were held up a little bit.

TIM ARCURI - DEUTSCHE BANC - ANALYST

Okay. And I guess lastly, I know it's difficult to really determine, but would you characterize the push-outs as somewhat specific for the products that you are selling or was it kind of a broad-based push-out at those particular customers?

STEVEN S. SCHWARTZ -

Yes, for products that we have because we got a longer cycle, these are, again, the AMHS parts, are six to nine months ahead of, sometimes ahead of when the equipment comes and so I don't know what the impact on the equipment is, certainly wouldn't been a Q1 or necessarily a Q2 impact, but pretty immediate for us from an AMHS standpoint.

GEOFFREY G. RIBAR -

And all of these fabs, Tim, are - if we told you who they were (of course we don't disclose customers here) - if we told you who they were - you and I would recognize the fact those who were pushed out in the quarter.

TIM ARCURI - DEUTSCHE BANC - ANALYST

Sure, sure. I guess. I guess I'm trying to get at it is that, I mean it's obviously unlikely as people are pushing out AMHS then, they are obviously pushing out some of the tool installs as well. So - I guess that's what I am trying to get at.

JOHN SWENSON - ASYST TECHNOLOGIES -

Sure. Tim, you know that in many cases these were (this is John) pieces of small chunks of business where you had maybe $5 million related to adding four or five bays to a fab and they only added two instead of five. So, it may not be of enough magnitude you are going to see it with the other equipment guys, it's hard to say.

TIM ARCURI - DEUTSCHE BANC - ANALYST

Okay guys, thanks a lot.

OPERATOR

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Thank you. Our next question comes from Manoj Nadkarni with The Chip Investor.
Please go ahead with your question.

MANOJ NADKARNI - THE CHIP INVESTOR - ANALYST

Hi, good afternoon. How is the pricing environment for your product?

STEVEN S. SCHWARTZ -

The pricing environment is pretty stable. We track this product-by-product, quarter-by-quarter. We have long-term contracts with our customers so the pricing is pretty stable. There is a lot of price pressure but we're to the point now where we think the pricing is pretty stable on an ASP basis.

MANOJ NADKARNI - THE CHIP INVESTOR - ANALYST

Okay. So is it fair to say that the sales miss was only due to push outs and not because of weaker pricing?

STEVEN S. SCHWARTZ -

Not as a result of pricing

MANOJ NADKARNI  - THE CHIP INVESTOR - ANALYST

OK. Would you like to comment anything on cost improvements for the June quarter and what should we expect for break even level in the future?

GEOFFREY G. RIBAR -

Yeah. As I think Steve said earlier, we are not giving specific guidance on where we 're trying to get the break even, but we clearly are going to adjust the business to levels that make sense with the projected revenue in the short term. And we're going to do that as quickly as we can.

MANOJ NADKARNI - THE CHIP INVESTOR - ANALYST

Okay, thank you.

OPERATOR

Thank you our next question comes from Mr. Vishal Vaughan of Alexander Investment Management. Please go ahead with your question.

VISHAL VAUGHAN - ALEXANDER INVESTMENT MANAGEMENT - BUY SIDE

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Hi, guys. I wanted to know if this cash level of around $90 million is including the proceeds from the Entegris transaction and also any updates from the real estate deal?

GEOFFREY G. RIBAR -

Yes, the $90 million (plus or minus again, we are not closed - just to be clear) includes the proceeds from that Entegris deal and there is no update on the land.

VISHAL VAUGHAN - ALEXANDER INVESTMENT MANAGEMENT - BUY SIDE

Okay. And any other balance sheet management measures the company might employ now, as the sales are lagging and the cash burn is already $15 million in the quarter?

GEOFFREY G. RIBAR -

We anticipate the cash burn going down next quarter from where it was this quarter. This quarter obviously is reacting to difficult circumstances, we burn a little bit more cash then we would have liked. But on a going forward quarters, we expect the cash burn to come down dramatically.

VISHAL VAUGHAN - ALEXANDER INVESTMENT MANAGEMENT - BUY SIDE

Okay, any estimates?

GEOFFREY G. RIBAR - ASYST TECHNOLOGIES - SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFI

Not for right now. We will have more discussion during the earnings call later in this month.

VISHAL VAUGHAN - ALEXANDER INVESTMENT MANAGEMENT - BUY SIDE

Okay, and thank you.

OPERATOR

Thank you. Our next question comes from Mr. Mark FitzGerald with the Banc of America Securities. Please go ahead with your question.

MARK FITZGERALD  - BANC OF AMERICA SECURITIES - ANALYST

On the $45 million guidance for the next quarter here, how much of that's in backlog at this point?

GEOFFREY G. RIBAR  -

Probably about 60% - 70%, most of it just Shinko stuff. Almost all of the Shinko stuff is in backlog and the rest of the business is less than, substantially less than, a 100% in backlog.

MARK FITZGERALD  - BANC OF AMERICA SECURITIES - ANALYST

Okay, and would you expect the OEM mix to holdup - be about the same level as you go into the next quarter?

GEOFFREY G. RIBAR -

The forecast for the OEM business is pretty stable right now, Mark.

MARK FITZGERALD - BANC OF AMERICA SECURITIES - ANALYST

Okay. And given you've got 34 of these are 200-millimeter upgrade projects that you are chasing out there, do you think there is risk that there is going to be more delays associated with this 34?

STEVEN S. SCHWARTZ -

Yeah Mark, we do. We are a little bit cautious right now. A call in anything other than something might be in the back half of the year. So, we got about 4 or 5 of them that we think are pretty active. We are going to be cautious about the timing.

MARK FITZGERALD - BANC OF AMERICA SECURITIES - ANALYST

Okay. And is there any risk that the OEM business has - do you get a reaction with some of the equipment companies getting push outs on some of the products that make your OEM business go down in a quarter - to that you are seeing from the projects that will be pushed down in terms of the automation systems this quarter.

STEVEN S. SCHWARTZ -

Mark, it could happen. We've got a different cycle though there. If there is a five months lead, for example, on a piece of equipment, we don't get all those five months. So, we get - we ship our stuff - probably within two months of when the tool ultimately ships and we get revenue. So, it can happen, but we have got a pretty good sense because we got a shorter cycle there.

MARK FITZGERALD - BANC OF AMERICA SECURITIES - ANALYST

Okay, thank you.

OPERATOR

Thank you. Our next question comes from Mr. Thomas DeMore with the State of Wisconsin. Please go ahead with your question.

THOMAS DEMORE - STATE OF WISCONSIN - ANALYST

Good afternoon, sorry if this was coming before, I joined the call late. Just wanted to get a little more granularity on the shortfall in revenues. You said you were going to come in $13m to $15m below previous guidance for the March quarter, and how much of that would you say is coming from the core Asyst business, and how much of it is in ASI?

GEOFFREY G. RIBAR - ASYST TECHNOLOGIES - SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

It's about an even 50/50 split between the two.

THOMAS DEMORE - STATE OF WISCONSIN - ANALYST

Okay, and you had said as far as the core Asyst business that you had one domestic customer that's definitely going to be in the second--well, no sooner than the second half of '03, if I heard you correctly. And then you had a Japanese customer that you were more optimistic about, but that's not going to be in the March quarter. Is it possible that it's going to be in the June quarter, is that what you were trying to say?

STEVEN S. SCHWARTZ -

Tom, it's possible. We're going to be cautious on that. We were hopeful that it will begin in the June quarter. We're going to be a lot more sure before we go and commit that one.

THOMAS DEMORE - STATE OF WISCONSIN - ANALYST

Okay, thanks a lot.

STEVEN S. SCHWARTZ -

Thanks.

OPERATOR

Thank you. Our next question comes from Mr. Gary Hsue with Morgan Stanley, please go ahead with your question.

GARY HSUE - MORGAN STANLEY - ANALYST

Hi, thanks. This is Gary for Steven Pelayo, Morgan Stanley. I had some more questions about Japan, could you summarize between ASI and Asyst, how many projects in the Japan region got pushed out? And secondly, I was wondering if you could give a little bit more of an explanation why you wouldn't expect the Japanese push outs to actually fall into the June quarter, given the fact that the end of fiscal year is in March and expectations for capex growth - at least on sequential basis - looks pretty good in that region. Thanks.

STEVEN S. SCHWARTZ - ASYST TECHNOLOGIES - CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Yes Gary, let me give you a sense. We're talking about one push out in Japan and the issue about the timing isn't one necessarily about when the project will start, but how the spending will come; and so the scenario, although we anticipate and we hope that some of it's going to start spending in the June quarter, it might take -- the spending might take place over three quarters. So, we're looking at an opportunity that's something in the range of $20 million. Tough for us to imagine exactly what the timings going to be right now, or how it will be spent.

GARY HSUE - MORGAN STANLEY - ANALYST

Okay thanks.

OPERATOR

Thank you. Our next question comes from Mr. Edward White with Lehman Brothers. Please go ahead with your question.

ADAM WOLFMAN - LEHMAN BROTHERS - ANALYST

Hi, it's Adam Wolfman for Ed White. Can you clarify the comments you made regarding China and the near-term business opportunities there?

JOHN SWENSON -

(Crosstalk) We just said China is good.

STEVEN S. SCHWARTZ - ASYST TECHNOLOGIES - CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Yes, Adam for us, we think there's still spending going on in China, the only issues associated with China are the timing of the completion of the ongoing projects. So, we still think that the spending in China will be strong. It's just right in the near term - what will the spending pattern be.

ADAM WOLFMAN - LEHMAN BROTHERS - ANALYST

Okay, and one other question on -- if you could just address the trend in the DRAM industry broadly and whether that has any implications on your business near term, outside of Samsung?

STEVEN S. SCHWARTZ - ASYST TECHNOLOGIES - CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

For us the DRAM opportunities that exist are people are going to build 300mm fabs - pretty significant AMHS opportunities for us. So as those come, we have opportunities - that's probably the most significant chance for us for AMHS.

ADAM WOLFMAN - LEHMAN BROTHERS - ANALYST

Okay, and one last question just on the OEM business. I am wondering, if you are seeing trends to more aggressive outsourcing begin to accelerate and whether that relates to some of the new opportunities that you see and then secondly, specifically, if you could comment on pricing in the component business with the OEMs?

STEVEN S. SCHWARTZ - ASYST TECHNOLOGIES - CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

For the OEMs, we have certainly aggressive discussion about outsourcing, but it's proceeding at a more steady pace. Then - the OEMs though are interested in enacting upon more outsourcing - it's not been as aggressive as we anticipated, but we do get a lot of design opportunity. So, that part - it is happening, but it's been the trend now for a couple of years and it's continuing. There is nothing dramatically different over the past couple of quarters and the pricing remains tough, but it's not really changed. It came down pretty significantly two years ago, but it's pretty stable right now in terms of pricing.

ADAM WOLFMAN - LEHMAN BROTHERS - ANALYST

Okay. Thank you very much.

OPERATOR

Thank you. Ladies and gentlemen, if there any additional questions at this time, please press the star followed by the one. As a reminder, if you are using speaker equipment, you will need to lift the handset before pressing the numbers. One moment please for the next question. Our next question comes from Mr. Shekhar Pramanick with Prudential Securities. Please go ahead with your question.

SHEKHAR PRAMANICK - PRUDENTIAL SECURITIES INC. - ANALYST

Hi, good afternoon. Just to clarify, your OEM business is coming on track in the March quarter but, given your overall revenues are going down in the June quarter, would it be right to say that OEM business will be at least in, maybe, in the percentage basis stays flat but an absolute amount is going down?

GEOFFREY G. RIBAR -

Yes. It is certainly possible that it's coming down some, but it's basically on track. I think what you would say is the rest of our business is probably coming down a little bit steeper.

SHEKHAR PRAMANICK - PRUDENTIAL SECURITIES INC. - ANALYST

Okay. The second thing is, you know, previously there was a question that OEMs are reducing inventory. I mean, how long is your cycle time in OEM side today that...?

STEVEN S. SCHWARTZ -

We turn products typically inside of eight weeks.

SHEKHAR PRAMANICK - PRUDENTIAL SECURITIES INC. - ANALYST

Okay. Thank you.

OPERATOR

Thank you. Ladies and gentlemen, once again if you have any additional questions please press the star followed by the one at this time. Gentlemen, we have no further questions. Please continue with any closing remarks.

JOHN SWENSON -

Okay. Thanks, operator. Thank you, everyone. We will be available here in Fremont for conversations as long as you need us. And thanks a lot for joining us today. We will speak to you again on April 29th. Bye.

OPERATOR

Ladies and gentlemen, this concludes the Asyst Technology's conference call. If you would like to listen to a replay of today's conference, please call the following number. 303-590-3000 followed by the access number of 533940. Once again if you would like to listen to a replay of today's conference, please dial 303-590-3000 followed by access number 533940. This concludes today's conference. Thank you for using AT&T teleconferencing. You may now disconnect.

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